Exhibit 1.1

QUNAR CAYMAN ISLANDS LIMITED

11,111,000 American Depositary Shares

Representing

33,333,000 Ordinary Shares

UNDERWRITING AGREEMENT

            , 2013

Goldman Sachs (Asia) L.L.C.

68th Floor, Cheung Kong Center

2 Queen’s Road Central

Hong Kong

Deutsche Bank Securities Inc.

60 Wall Street

New York, NY 10005

United States

As Representatives of the Several Underwriters named in Schedule A hereto

Ladies and Gentlemen:

1. Introductory. Qunar Cayman Islands Limited, an exempted company incorporated in the Cayman Islands (the “Company”), agrees, subject to the terms and conditions stated herein, to issue and sell to the several Underwriters named in Schedule A hereto (the “Underwriters”), an aggregate of 11,111,000 American Depositary Shares (the “ADSs”), each ADS representing three (3) the Company’s Class B ordinary shares, par value $0.001 per share (the “Ordinary Shares”) of the Company, and, at the election of the Underwriters, the shareholder of the Company named in Schedule B hereto (the “Selling Shareholder”) agrees, subject to the terms and conditions stated herein and at the election of the Underwriters, to sell to the Underwriters an aggregate of 1,666,650 ADSs. The aggregate of 11,111,000 ADSs to be sold by the Company are hereinafter referred to as the “Firm Securities,” and the aggregate of 1,666,650 ADSs to be sold by the Company and the Selling Shareholder upon the election of the Underwriters are hereinafter referred to as the “Optional Securities.” The Firm Securities and the Optional Securities are hereinafter collectively referred to as the “Offered Securities.” Unless the context otherwise requires, each reference to the Firm Securities, the Optional Securities or the Offered Securities herein also includes the underlying Ordinary Shares (hereinafter referred to as the “Firm Shares,” “Optional Shares” and “Offered Shares”, respectively).

The ADSs are to be issued pursuant to a deposit agreement (the “Deposit Agreement”), dated as of                     , among the Company, Deutsche Bank Trust Company Americas, as depositary (the “Depositary”), and holders and beneficial owners from time to time of the American Depositary Receipts (the “ADRs”) issued by the Depositary and evidencing the ADSs.

As part of the offering contemplated by this Agreement, the Representatives (the “Designated Underwriters”) have agreed to reserve out of the Firm Securities purchased by them under this Agreement, up to 1,111,100 ADSs, for sale to the Company’s directors, officers, employees, business associates and related persons as designated by the Company (collectively, the “Participants”), as set forth in the Final Prospectus (as defined herein) under the heading “Underwriting” (the “Directed Share Program”). The Firm Securities to be sold by the Designated Underwriters pursuant to the Directed Share Program (the “Directed Shares”) will be sold by the Designated Underwriters pursuant to this Agreement at the Public Offering Price (as defined below). Any Directed Shares not subscribed for by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters.

2. Representations and Warranties of the Company and the Selling Shareholder.

2.1 The Company represents and warrants to, and agrees with, the several Underwriters that:

(a) The Company has filed with the Commission a registration statement on Form F-1 (File No. 333-191459) covering the registration of the Offered Securities under the Act, including a related preliminary prospectus or prospectuses. At any particular time, this initial registration statement, in the form then on file with the Commission, including all information contained in the registration statement (if any) pursuant to Rule 462(b) of the Act and then deemed to be a part of the initial registration statement, and all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Initial Registration Statement.” The Company may also have filed, or may file with the Commission, a Rule 462(b) registration statement covering the registration of Offered Securities. At any particular time, this Rule 462(b) registration statement, in the form then on file with the Commission, including the contents of the Initial Registration Statement incorporated by reference therein and including all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Additional Registration Statement.” A registration statement on Form F-6 (File No. 333-            ) relating to the ADSs has been filed with the Commission and has become effective (such registration statement on Form F-6, including all exhibits thereto, as amended at the time such registration statement becomes effective, being hereinafter referred to as the “ADS Registration Statement”). The Company has also filed, in accordance with Section 12 of the Exchange Act, a registration statement (the “Exchange Act Registration Statement”) on Form 8-A (File No. 001-            ) under the Exchange Act to register, under Section 12(b) of the Exchange Act, the Ordinary Shares and the ADSs. For purposes of this Agreement, all references to the Initial Registration Statement, the Additional Registrations Statement, the ADS Registration Statement, the Exchange Act Registration Statement, any preliminary prospectus or any amendment or supplement, or the Final Prospectus (including any prospectus wrapper) to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

As of the time of execution and delivery of this Agreement, the Initial Registration Statement has been declared effective under the Act and is not proposed to be amended. Any Additional Registration Statement has or will become effective upon filing with the Commission pursuant to Rule 462(b) and is not proposed to be amended. The Offered Securities all have been or will be duly registered under the Act pursuant to the Initial Registration Statement and, if applicable, the Additional Registration Statement.

For purposes of this Agreement:

“430A Information”, with respect to any registration statement, means information included in a prospectus and retroactively deemed to be a part of such registration statement pursuant to Rule 430A(b).

“430C Information”, with respect to any registration statement, means information included in a prospectus then deemed to be a part of such registration statement pursuant to Rule 430C.

“Act” means the United States Securities Act of 1933, as amended.

“Applicable Time” means             :00 [a/p]m (New York City time) on the date of this Agreement.

“Closing Date” has the meaning defined in Section 3 hereof.

“Commission” means the United States Securities and Exchange Commission.

“Effective Time” with respect to the Initial Registration Statement or, if filed prior to the execution and delivery of this Agreement, the Additional Registration Statement, means the date and time as of which such Registration Statement was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c). If an Additional Registration Statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representatives that it proposes to file one, “Effective Time” with respect to such Additional Registration Statement means the date and time as of which such Registration Statement becomes effective pursuant to Rule 462(b).

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Final Prospectus” means the Statutory Prospectus that discloses the Public Offering Price, other 430A Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a Bona Fide Electronic Road Show (as defined below)), as evidenced by its being so specified in Schedule C to this Agreement.

“Governmental Agency” means any court or governmental agency or body of any stock exchange authorities.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g). The Company has made available a “bona fide electronic road show,” as defined in Rule 433, in compliance with Rule 433(d)(8)(ii) (the “Bona Fide Electronic Road Show”) such that no filing of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Offered Securities.

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus and as stated in Schedule C to this Agreement.

“Material Adverse Effect” means a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and the Controlled Entities (as defined below), taken as a whole.

The Initial Registration Statement and the Additional Registration Statement are referred to collectively as the “Registration Statements” and individually as a “Registration Statement”. A “Registration Statement” with reference to a particular time means the Initial Registration Statement and any Additional Registration Statement as of such time. A “Registration Statement” without reference to a time means such Registration Statement as of its Effective Time. For purposes of the foregoing definitions, 430A Information with respect to a Registration Statement shall be considered to be included in such Registration Statement as of the time specified in Rule 430A.

“Rules and Regulations” means the rules and regulations of the Commission.

“Section 5(d) Communications” means any oral or written communications undertaken solely pursuant to Section 5(d) of the Act.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the New York Stock Exchange (the “NYSE”) (the “Exchange Rules”).

“Statutory Prospectus” with reference to a particular time means the prospectus included in a Registration Statement immediately prior to that time, including any 430A Information or 430C Information with respect to such Registration Statement. For purposes of the foregoing definition, 430A Information shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) or Rule 462(c) and not retroactively.

Unless otherwise specified, a reference to a “Rule” is to the indicated rule under the Act.

(b) (i) (A) At their respective Effective Times, (B) on the date of this Agreement and (C) on each Closing Date, each of the Initial Registration Statement, the Additional Registration Statement (if any), the ADS Registration Statement and any amendments and supplement thereto conformed and will conform in all material respects to the requirements of the Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) on its date, at the time of filing of the Final Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Time of the Additional Registration Statement in which the Final Prospectus is included, and on each Closing Date, the Final Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, and (iii) on the date of this Agreement, at their respective Effective Times or issue dates and on each Closing Date, each Registration Statement, the Final Prospectus, any Statutory Prospectus, any prospectus wrapper and any Issuer Free Writing Prospectus complied or comply, and such documents and any further amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Final Prospectus, any Statutory Prospectus, any prospectus wrapper or any Issuer Free Writing Prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(c) hereof.

(c) (i) At the time of the initial filing of the Initial Registration Statement and (ii) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (x) the Company or any Controlled Entity (as defined below) in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Offered Securities, all as described in Rule 405.

(d) At the time of (i) the initial filing of the Initial Registration Statement and any Additional Registration Statement and (ii) any Section 5(d) Communications, the Company was, and on the date hereof the Company is, an “emerging growth company” as defined in Section 2(a)(19) of the Act.

(e) As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time and the preliminary prospectus, dated             , 2013 (which is the most recent Statutory Prospectus distributed to investors generally) and the other information, if any, stated in Schedule C(1) to this Agreement, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus or any written Section 5(d) Communication stated in Schedule C(2) to this Agreement, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus, any Issuer Free Writing Prospectus or any written Section 5(d) Communication in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(c) hereof.

(f) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement, the General Disclosure Package or the Final Prospectus. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representatives and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(g) The Company has been duly incorporated and is existing and in good standing under the laws of the Cayman Islands, with power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Final Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification. The form of memorandum and articles of association or other constitutive or organizational documents of the Company comply with the requirements of applicable Cayman Islands law and once they become effective on the Closing Date, will be in full force and effect. Complete and correct copies of all constitutive documents of the Company and all amendments thereto have been delivered to the Representatives; no change will be made to any such constitutive documents on or after the date of this Agreement through and including each Closing Date, except for changes made to correct typographical, clerical or similar errors.

(h) Subject to the last sentence of this paragraph, the Company does not own or control, directly or indirectly, any corporation or entity that is engaged in substantial business operations other than (i) Queen’s Road Investment Management Limited (“Queen’s Road”), a wholly owned subsidiary of the Company incorporated in Hong Kong, (ii) Joyful Dragon Group Limited, a wholly owned subsidiary of the Company incorporated in the British Virgin Islands (“Joyful Dragon”), (iii) Beijing Qunar Software Technology Company Limited (“Qunar Software”), an indirect subsidiary of the Company incorporated under the laws of the People’s Republic of China (the “PRC”), (iv) Shanghai Qianlima Network Techonology Co., Ltd. (“Qianlima Network”), a wholly owned subsidiary of Qunar Software incorporated under the laws of the PRC, (v) Beijing Qu Na Information Technology Company Limited (“Qu Na Information”), a variable interest entity of the Company incorporated under the laws of the PRC, (vi) Beijing Jia Xin Hao Yuan Information Technology Company Limited (“Jia Xin Hao Yuan”), a wholly owned subsidiary of Qu Na Information incorporated under the laws of the PRC, (vii) Beijing Jin Du Yuan You Information Technology Company Limited (“Jin Du Yuan You”), a wholly owned subsidiary of Jia Xin Hao Yuan incorporated under the laws of the PRC, (viii) Qingdao Yi Lu Tong Xing International Travel Co., Ltd. (“Yi Lu Tong Xing”), a wholly owned subsidiary of Jia Xin Hao Yuan incorporated under the laws of the PRC, and (ix) Des Voeux Road Search Engine Technology Limited (“Des”), a company incorporated in Hong Kong and a 50% owned subsidiary of Joyful Dragon. Queen’s Road, Joyful Dragon, Qunar Software, Qianlima Network, Qu Na Information, Jia Xin Hao Yuan, Jin Du Yuan You, and Yi Lu Tong Xing shall be referred to hereinafter each as a “Controlled Entity” and collectively as “Controlled Entities.” None of the other subsidiaries of the Company (or of any Controlled Entity) not named above (A) is a “significant subsidiary” as defined under Rule 1-02 of Regulation S-X under the Exchange Act or (B) has any active business.

Other than the equity interests in Queen’s Road, Joyful Dragon, Qunar Software and Qianlima Network, and the control over Qu Na Information, Jia Xin Hao Yuan, Jin Du Yuan You, Yi Lu Tong Xing and Des, the Company does not own, directly or indirectly, any share capital or any other equity interests or long-term debt securities of, or otherwise control, any corporation, firm, partnership, joint venture, association or other entity.

Each Controlled Entity has been duly incorporated and is validly existing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Final Prospectus; and each Controlled Entity is duly qualified to do business as a foreign corporation in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification; the constitutive documents of each Controlled Entity comply with the requirements of applicable laws of the jurisdiction of its incorporation and are in full force and effect.

All of the issued and outstanding share capital of Queen’s Road, Joyful Dragon, Qunar Software and Qianlima Network has been duly authorized and validly issued and is fully paid and nonassessable, and such share capital is owned, directly or indirectly, by the Company free from liens, encumbrances and defects.

All of the issued and outstanding share capital of Qu Na Information has been duly authorized and validly issued and is fully paid and nonassessable, and such share capital is owned directly by Mr. Dongchen Zhang and Mr. Chenchao Zhuang, as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus, free from liens, encumbrances and defects except such as disclosed therein. Mr. Dongchen and Mr. Chenchao Zhuang are citizens of the PRC.

All of the issued and outstanding share capital of Jia Xin Hao Yuan has been duly authorized and validly issued and is fully paid and nonassessable, and such share capital is owned directly by Qu Na Information. All of the issued and outstanding share capital of Jin Du Yuan You and Yi Lu Tong Xing has been duly authorized and validly issued and is fully paid and nonassessable, and such share capital is owned directly by Jia Xin Hao Yuan.

(i) The Offered Securities and all other outstanding share capital of the Company have been duly authorized; the authorized equity capitalization of the Company is as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus; all outstanding ordinary shares of the Company are, and, when the Offered Securities have been delivered and paid for in accordance with this Agreement on each Closing Date, such Offered Securities will be validly issued, fully paid and, with respect to Offered Shares, nonassessable and conform in all material respects to the description of such Offered Securities contained in the Registration Statement, the General Disclosure Package and the Final Prospectus; except as disclosed in the General Disclosure Package, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any ordinary shares or other equity interest in the Company or any of the Controlled Entities, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any ordinary shares of the Company or any such Controlled Entity, any such convertible or exchangeable securities or any such rights, warrants or options; the Offered Shares, when issued and delivered against payment thereof, may be freely deposited by the Company and the Selling Shareholder with the Depositary against issuance of ADRs evidencing the Offered Securities; the ADSs, when issued and delivered against payment thereof, will be freely transferable by the Company and the Selling Shareholder to or for the account of the Underwriters; and except as disclosed in the General Disclosure Package, there are no restrictions on subsequent transfers of such ADSs under the laws of the Cayman Islands, the PRC or the United States.

(j) The description of each of the agreements under the caption “History and Corporate Structure” in the Registration Statement, the General Disclosure Package and the Final Prospectus, to which any of Qunar Software, Qu Na Information and the shareholders of Qu Na Information is a party (collectively, the “VIE Agreements”), is fair and accurate in all material respects, and all material agreements relating to the Company’s corporate structure have been so disclosed. Each party of the VIE Agreements has the legal right, power and authority (corporate and other, as the case may be) to enter into and perform its respective obligations under the VIE Agreements and has taken all necessary corporate action to authorize the execution, delivery and performance of, and has authorized, executed and delivered, each of the VIE Agreements; and each of the VIE Agreements constitutes a valid and legally binding obligation of the parties thereto, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting creditors’ rights or by equitable principles relating to enforceability.

The execution and delivery by Qunar Software, Qu Na Information and the shareholders of Qu Na Information of, and the performance by Qunar Software, Qu Na Information and the shareholders of Qu Na Information of, their respective obligations under, each of the VIE Agreements and the consummation by Qunar Software, Qu Na Information and the shareholders of Qu Na Information of the transactions contemplated therein will not: (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, lease, loan agreement or other agreement or instrument to which the Company, Qunar Software, Qu Na Information and the shareholders of Qu Na Information, as the case may be, are a party or by which the Company, Qunar Software, Qu Na Information and the shareholders of Qu Na Information are bound or to which any of the properties or assets of the Company, Qunar Software, Qu Na Information and the shareholders of Qu Na Information are subject; (B) result in any violation of the provisions of constitutive documents or business licenses of the Company, Qunar Software and Qu Na Information, as the case may be; or (C) result in any violation of any PRC statute or any order, rule or regulation of any PRC Governmental Agency having jurisdiction over the Company, Qunar Software, Qu Na Information and the shareholders of Qu Na Information or any of their properties.

Each of the VIE Agreements is in proper legal form under the laws of the PRC for the enforcement thereof against Qunar Software, Qu Na Information and the shareholders of Qu Na Information, as the case may be, in the PRC without further action by Qunar Software, Qu Na Information and the shareholders of Qu Na Information, as the case may be; and to ensure the legality, validity, enforceability or admissibility in evidence of each of the VIE Agreements in the PRC, it is not necessary that any such document be filed or recorded with any court or other authority in the PRC or that any stamp or similar tax be paid on or in respect of any of the VIE Agreements, except for the registration of the equity pledge contemplated under the VIE Agreements, which was completed.

The Company possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of Qu Na Information, as authorized by the shareholders of Qu Na Information to exercise their voting rights.

The corporate structure of the Company (including the shareholding structure of each of the Controlled Entities) as described in the Registration Statement, the General Disclosure Package and the Final Prospectus does not, and immediately following the offer and sale of the Offered Securities will not violate, breach, contravene or otherwise conflict with any applicable PRC laws and regulations. There have been no legal, arbitration, government or other legal proceedings challenging the legality or validity of the corporate structure of the Company pending before or, to the Company’s knowledge, threatened by any Governmental Agency.

(k) The audited consolidated financial statements (and the notes thereto) of the Company included in the Registration Statement, the General Disclosure Package and the Final Prospectus comply in all material respects with the applicable requirements of the Act, and fairly present in all material respects the consolidated financial position of the Company as of the dates specified and the consolidated results of operations and changes in consolidated financial position of the Company for the periods specified, and such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods presented (other than as described therein); the summary and selected consolidated financial data and the unaudited financial results included in the Registration Statement, the General Disclosure Package and the Final Prospectus comply in all material respects with the applicable requirements of the Act, and present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included therein.

(l) All operating and other Company data disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus are true and accurate in all material respects.

(m) Except as disclosed in the General Disclosure Package, since the end of the period covered by the latest audited financial statements included in the Registration Statement, the General Disclosure Package and the Final Prospectus (i) there has been no development or event that would have a Material Adverse Effect (as defined below), (ii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its share capital, (iii) there has been no material adverse change in the share capital, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and the Controlled Entities, taken as a whole, (iv) neither the Company nor any of the Controlled Entities has entered into any material transaction or agreement or incurred any material liability or obligation, direct or contingent, that is not disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, and (v) neither the Company nor any of the Controlled Entities has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(n) Except as disclosed in the General Disclosure Package, the Company and the Controlled Entities have good and marketable title to all properties and assets owned by them, in each case free from liens, charges, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them and, any real property and buildings held under lease by each of the Company and the Controlled Entities are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and the Controlled Entities.

(p) Neither the Company nor any of the Controlled Entities has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the Registration Statement, the General Disclosure Package and the Final Prospectus or filed as an exhibit to the Registration Statement, and no such termination or non-renewal has been threatened by the Company or any of the Controlled Entities or, to the best knowledge of the Company, by any other party to any such contract or agreement.

(q) Except as disclosed in the General Disclosure Package, the Company and the Controlled Entities possess, and are in compliance with the terms of, all adequate certificates, authorizations, franchises, licenses and permits and have made all declarations and filings with, the appropriate domestic or foreign Governmental Agency (collectively, the “Licenses”) necessary or material to the conduct of the business now conducted as described in the Registration Statement, the General Disclosure Package and the Final Prospectus and have not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Company or any of the Controlled Entities, would individually or in the aggregate have a Material Adverse Effect.

(r) Except as disclosed in the General Disclosure Package, neither the Company nor any of the Controlled Entities is (i) in violation of its respective charter or other constitutive documents, (ii) in breach or violation of or in default under any approval, order, registration, clearance, qualification, consent, waiver, authorization, exemption, permission, judgment, or license with or granted by any Governmental Agency having jurisdiction over the Company or any of the Controlled Entities (hereinafter referred to as “Governmental Authorization” and collectively, “Governmental Authorizations”) or (iii) in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except such defaults under clauses (ii) or (iii) above that would not, individually or in the aggregate, result in a Material Adverse Effect.

(s) Except as disclosed in the General Disclosure Package, no consent, approval, authorization, or order of, or filing or registration with, any person (including any Governmental Agency) is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement and the Deposit Agreement (collectively, the “Transaction Documents”) in connection with the issuance, offering and sale of the Offered Securities, except such as have been obtained, or made and such as may be required under state securities laws.

(t) The execution, delivery and performance of the Transaction Documents, and the issuance and sale of the Offered Securities hereunder and the deposit of the Offered Shares with the Depositary against issuance of the ADRs evidencing the Offered Securities and the consummation of the transactions contemplated by the Transaction Documents in connection with this offering will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Controlled Entities pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Controlled Entities is a party or by which the Company or any of the Controlled Entities is bound or to which any of the properties or assets of the Company or any of the Controlled Entities is subject; (b) result in any violation of the provisions of the articles of association, business license or other constitutive documents of the Company or any of the Controlled Entities; and (c) result in the violation of any judgment, law or statute or any order, rule or regulation of any court or arbitrator or Governmental Agency having jurisdiction over the Company or any of the Controlled Entities or any of their properties or assets, except, in the case of clauses (a) or (c) above, for such conflicts, breaches, violations or defaults that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. A “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of the Controlled Entities.

(u) The Offered Securities have been approved for listing on the NYSE, subject to notice of issuance.

(v) Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act (collectively, “registration rights”), and any person to whom the Company has granted registration rights has agreed not to exercise such rights until after the expiration of the Lock-Up Period referred to in Section 5(k) hereof.

(w) This Agreement has been duly authorized, executed and delivered by the Company.

(x) The Deposit Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Depositary, constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. Upon due execution and delivery by the Depositary of ADRs evidencing the Offered Securities and the deposit of the Offered Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement; and the Deposit Agreement and the ADRs conform in all material respects to the descriptions thereof contained in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(y) Except as disclosed in the General Disclosure Package, all dividends and other distributions declared and payable on the ordinary shares of the Company may under the current laws and regulations of the Cayman Islands be paid to the Depositary, and where they are to be paid from the Cayman Islands are freely transferred out of the Cayman Islands; all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of the Cayman Islands and are otherwise free and clear of any other tax, withholding or deduction in the Cayman Islands and without the necessity of obtaining any Governmental Authorization in the Cayman Islands.

(z) All dividends and other distributions declared and payable on the share capital of Queen’s Road may under the current laws and regulations of Hong Kong be paid to the Company, and all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of Hong Kong and are otherwise free and clear of any other tax, withholding or deduction in Hong Kong and without the necessity of obtaining any Governmental Authorization in Hong Kong.

(aa) Except as disclosed in the General Disclosure Package, all dividends and other distributions declared and payable on the share capital of Qunar Software may under the current laws and regulations of the PRC be freely transferred out of the PRC and may be paid in U.S. dollars, and all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of the PRC and are otherwise free and clear of any other tax, withholding or deduction in the PRC, and without the necessity of obtaining any Governmental Authorization in the PRC.

(bb) No transaction, stamp, capital or other issuance, registration, transaction or transfer or withholding taxes or duties are payable in the PRC and the Cayman Islands by or on behalf of the Underwriters to any PRC or Cayman Islands taxing authority in connection with (i) the issuance, sale and delivery of the Offered Shares by the Company and the Selling Shareholder, the issuance of the Offered Securities by the Depositary, and the delivery of the Offered Securities to or for the account of the Underwriters pursuant to this Agreement, (ii) the purchase from the Company of the Offered Shares and the initial sale and delivery of the Offered Securities representing the Offered Shares to purchasers thereof by the Underwriters pursuant to this Agreement, (iii) the deposit of the Offered Shares with the Depositary and the issuance and delivery of the Offered Securities pursuant to this Agreement or the Deposit Agreement, or (iv) the execution and delivery of this Agreement or the Deposit Agreement.

(cc) Neither the Company, any of the Controlled Entities nor any of their respective directors, officers, affiliates or controlling persons, acting on its behalf, has taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(dd) The statements in the Registration Statement, the General Disclosure Package and the Final Prospectus under the headings “Prospectus Summary,” “Risk Factors,” “History and Corporate Structure,” “Use of Proceeds,” “Dividend Policy,” “Capitalization,” “Dilution,” “Enforceability of Civil Liabilities,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Regulation,” “Management,” “Principal Shareholders,” “Related Party Transactions,” “Description of Share Capital,” “Description of American Depositary Shares,” “Shares Eligible for Future Sale,” “Taxation” and “Underwriting,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings in all material aspects and present the information required to be shown. The preceding sentence, insofar as it relates to statements in the Registration Statement, the General Disclosure Package and the Final Prospectus under the heading “Underwriting,” does not apply to information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(c) hereof.

(ee) Any third-party statistical and market-related data included in the Registration Statement, the General Disclosure Package and the Final Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and such data agree with the sources from which they are derived. The Company has obtained written consents for the use of such data from such sources to the extent required.

(ff) Except as disclosed in the General Disclosure Package, there are no pending actions, suits or proceedings (including any inquiries or investigations by any Governmental Agency) against or affecting the Company, any of the Controlled Entities or any of their respective properties that, if determined adversely to the Company or any of the Controlled Entities, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under the Transaction Documents, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings (including any inquiries or investigations by any Governmental Agency) are, to the Company’s knowledge, threatened or contemplated. There are no legal or government proceedings that are required to be described in the Registration Statement, the General Disclosure Package or the Final Prospectus and are not so described.

(gg) To the Company’s best knowledge, the Company’s directors and executive officers are not a party to any legal, governmental or regulatory proceedings that would result in such director or officer to be unsuitable for his or her position on the Company’s Board of Directors (the “Board”) or in the Company.

(hh) The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Registration Statement, the General Disclosure Package and the Final Prospectus, will not be an “investment company” as defined in the United States Investment Company Act of 1940, as amended (the “Investment Company Act”).

(ii) Based on the expected composition of the Company’s income and assets and estimates of the value of its assets, including goodwill, which estimates are based on the expected price of the ADSs in this offering, and although it is not entirely clear how the VIE Agreements will be treated for purposes of the passive foreign investment company” (“PFIC”) rules, the Company does not expect to be a PFIC, as defined in Section 1297 of the United States Internal Revenue Code of 1986, as amended, for its current taxable year.

(jj) There are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the General Disclosure Package and the Final Prospectus or to be filed as exhibits to the Registration Statement (those so filed, collectively, the “Filed Documents”) that are not described or filed as required.

(kk) Except as disclosed in the General Disclosure Package, the Company and the Controlled Entities own or possess all trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets, inventions, technology, know-how and other intellectual property and similar rights, including registrations and applications for registration thereof (collectively, the “Intellectual Property Rights”) necessary or material to the conduct of the business now conducted as described in the Registration Statement, the General Disclosure Package and the Final Prospectus and the expected expiration of any such Intellectual Property Rights would not, individually or in the aggregate, have a Material Adverse Effect, and the Company is unaware of any facts which would affect the ability of the Company or any Controlled Entity to own or possess all the Intellectual Property Rights. Except as disclosed in the General Disclosure Package, to the Company’s best knowledge, (i) there are no rights of third parties to any of the Intellectual Property Rights owned by the Company or the Controlled Entities; (ii) there is no material infringement, misappropriation, breach, default or other violation, or the occurrence of any event that with notice or the passage of time would constitute any of the foregoing, by the Company, the Controlled Entities or third parties of any of the Intellectual Property Rights of the Company or the Controlled Entities; (iii) there is no pending or threatened action, suit, proceeding or claim by others challenging the Company’s or any Controlled Entity’s rights in or to, or the violation of any of the terms of, any of their Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (v) there is no pending or threatened action, suit, proceeding or claim by others that the Company or any Controlled Entity infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property Rights or other proprietary rights of others and the Company is unaware of any other fact which would form a reasonable basis for any such claim; and (vi) none of the Intellectual Property Rights used by the Company or the Controlled Entities in their businesses has been obtained or is being used by the Company or the Controlled Entities in violation of any contractual obligation binding on the Company, any of the Controlled Entities in violation of the rights of any persons, except in each case covered by clauses (i) through (vi) above such as would not, if determined adversely to the Company or any of the Controlled Entities, individually or in the aggregate, have a Material Adverse Effect.

(ll) The Company has not sold, issued or distributed any ordinary shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(mm) The Company is a “foreign private issuer” within the meaning of Rule 405 under the Act.

(nn) No relationship, direct or indirect, exists between or among the Company or any of the Controlled Entities, on the one hand, and the directors, officers or shareholders of the Company or any of the Controlled Entities, on the other, that is required by the Act to be described in the Registration Statement, the General Disclosure Package and Final Prospectus and that is not so described in such documents; the Company has not, directly or indirectly, including through any of the Controlled Entities: (A) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company or any of the Controlled Entities, or to or for any family member or affiliate of any director or executive officer of the Company or any of the Controlled Entities; or (B) made any material modification, including any renewal thereof, to any term of any personal loan to any director or executive officer of the Company or any of the Controlled Entities, or any family member or affiliate of any director or executive officer that (x) is outstanding on the date hereof and (y) constitutes a violation of any applicable law or regulation.

(oo) Ernst & Young Hua Ming LLP, which has certified certain financial statements of the Company and the Controlled Entities, is an independent registered public accounting firm with respect to the Company and the Controlled Entities within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Act.

(pp) Except as disclosed in the General Disclosure Package, the Company, the Controlled Entities and the Board are in compliance with the provisions of the Sarbanes-Oxley Act and all Exchange Rules that are applicable to the them as of the date of this Agreement. The Company and each of the Controlled Entities maintain a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, and legal and regulatory compliance controls that comply with the Securities Laws and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the General Disclosure Package, since the end of the Company’s latest audited consolidated financial statements included in the General Disclosure Package, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(rr) The financial statements included in the Registration Statement, the General Disclosure Package and the Final Prospectus, together with the related notes and schedules thereto, present fairly the consolidated financial position of the Company and the Controlled Entities as of the dates indicated and the consolidated results of operations, cash flows and changes in shareholders’ equity of the Company for the periods specified and have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis during the periods involved; the assumptions used in preparing the pro forma financial statements included in the Registration Statement, the General Disclosure Package and the Final Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts; the other financial and statistical data contained in the Registration Statement, the General Disclosure Package and the Final Prospectus are accurately and fairly presented in all material aspects and are prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the General Disclosure Package and the Final Prospectus that are not included as required; the Company and the Controlled Entities do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), that are not described in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(ss) Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, neither the Company nor any of the Controlled Entities has any material obligation to provide or has not made the required payment for retirement, healthcare, death or disability benefits to any of the present or past employees of the Company or any of the Controlled Entities, or to any other person.

(tt) No material labor dispute with the employees of the Company or any of the Controlled Entities exists or, to the Company’s best knowledge, is contemplated.

(uu) The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policies and Estimates” in the Registration Statement, the General Disclosure Package and the Final Prospectus accurately and fully describes (i) accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments, (ii) judgments and uncertainties affecting the application of the foregoing critical accounting policies and (iii) the likelihood that different amounts would be reported under different conditions or using different assumptions and an explanation thereof. The Company’s directors and management have reviewed and agreed with the selection, application and disclosure of the Company’s critical accounting policies as described in the Registration Statement, the General Disclosure Package and the Final Prospectus and have consulted with its independent accountants with regard to such disclosure.

(vv) The Registration Statement, the General Disclosure Package and the Final Prospectus fairly and accurately describe all material trends, demands, commitments, events, uncertainties and the potential effects thereof known to the Company, and that the Company believes would materially affect its liquidity and are reasonably likely to occur. The Registration Statement, the General Disclosure Package and the Final Prospectus fairly and accurately describe in all respects all off-balance sheet transactions, arrangements, commitments and obligations of the Company or the Controlled Entities.

(ww) There are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering. There are also no arrangements, agreements, understandings, payments or issuance with respect to the Company, the Controlled Entities, or any of their officers, directors, shareholders, partners, employees or affiliates that may affect the Underwriters’ compensation as determined by the Financial Industry Regulatory Authority (the “FINRA”).

(xx) The application of the net proceeds received by it in connection with this offering as described in the General Disclosure Package will not (a) contravene any provision of any current and applicable laws or the current constituent documents of the Company or any of the Controlled Entities, (b) contravene the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument currently binding upon the Company or any of the Controlled Entities or (c) contravene any Governmental Authorization applicable to any of the Company or any of the Controlled Entities, except in the cases of clauses (b) and (c) above, where such contravention or default would not have a Material Adverse Effect.

(yy) To the Company’s best knowledge, neither the Company nor any of the Controlled Entities is in violation of any statute, any rule, regulation, decision or order of any Governmental Agency, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, the “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect, or is subject to any claim relating to any environmental laws; and the Company is not aware of any pending investigation which might lead to such a claim.

(zz) The Company has not offered or sold, or caused the Underwriters to offer or sell, any Offered Securities to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company or (ii) a trade journalist or publication to write or publish favorable information about the Company or any of the Controlled Entities or any of their respective products, services or business.

(aaa) All tax returns required to be filed by the Company or any of the Controlled Entities have been timely filed except for those tax returns the failure to file which does not and would not be reasonably expected to have a Material Adverse Effect, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been timely paid, other than those being contested in good faith and for which adequate reserves have been provided or as would not be reasonably expected to, individually or in the aggregate, have a Material Adverse Effect.

(bbb) Neither the Company nor any of the Controlled Entities, nor any director or officer, nor to the knowledge of the Company, any employee, agent or representative of the Company or of any of the Controlled Entities acting on the behalf of the Company or any of the Controlled Entities, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage in violation of any applicable anti-corruption law; and the Company and the Controlled Entities have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies to promote and maintain compliance with such laws and with the representation and warranty contained herein.

(ccc) The operations of the Company and the Controlled Entities are and have been conducted in compliance with all applicable financial recordkeeping and reporting requirements and anti-money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any Governmental Agency any arbitrator involving the Company or any of the Controlled Entities with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(ddd) (i) Neither the Company nor any of the Controlled Entities nor any director, officer, nor to the knowledge of the Company, any employee, agent, affiliate or representative of the Company or any of the Controlled Entities, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is: (A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”) or the U.S. State Department, the United Nations Security Council (“UNSC”), the European Union (“EU”), or Her Majesty’s Treasury (“HMT”) (collectively, “Sanctions”), nor (B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan and Syria). (ii) The Company and the Controlled Entities have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(eee) The Registration Statements, the Statutory Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus, the ADS Registration Statement and the Exchange Act Registration Statement and the filing of the Registration Statements, the Statutory Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus, the ADS Registration Statement and the Exchange Act Registration Statement with the Commission have been duly authorized by and on behalf of the Company, and the Registration Statements, the ADS Registration Statement and the Exchange Act Registration Statement have been duly executed pursuant to such authorization by and on behalf of the Company.

(fff) Neither the Company nor any of the Controlled Entities has entered into any memorandum of understanding, letter of intent, definitive agreement or any similar agreements with respect to a merger or consolidation or an acquisition or disposition of assets, technologies, business units or businesses.

(ggg) Each of the Company and the Controlled Entities has taken all necessary steps to comply with, and to ensure compliance by all of the Company’s direct or indirect shareholders who are, or to the Company’s knowledge, are directly or indirectly owned or controlled by, PRC residents or PRC citizens with any applicable rules and regulations of the State Administration of Foreign Exchange of the PRC (the “SAFE Rules and Regulations”), including, without limitation, requiring each shareholder, that is, or is directly or indirectly owned or controlled by, a PRC resident or PRC citizen to complete any registration and other procedures required under applicable SAFE Rules and Regulations.

(hhh) The Company is aware of, and has been advised as to, the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors jointly promulgated on August 8, 2006 by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Administration of Taxation, the State Administration of Industry and Commerce, the China Securities Regulatory Commission (“CSRC”) and the State Administration of Foreign Exchange of the PRC (the “M&A Rules”) and any official clarifications, guidance, interpretations or implementation rules in connection with or related to the M&A Rules, including the guidance and notices issued by the CSRC on September 8 and September 21, 2006 (together with the M&A Rules, the “M&A Rules and Related Clarifications”), in particular the relevant provisions thereof that purport to require offshore special purpose vehicles controlled directly or indirectly by PRC-incorporated companies or PRC residents and established for the purpose of obtaining a stock exchange listing outside of the PRC to obtain the approval of the CSRC prior to the listing and trading of their securities on any stock exchange located outside of the PRC. The Company has received legal advice specifically with respect to the M&A Rules from its PRC counsel and the Company understands such legal advice. In addition, the Company has communicated such legal advice in full to each of its directors that signed the Registration Statement and each such director has confirmed that he or she understands such legal advice. Except as disclosed in the General Disclosure Package, the issuance and sale of the Offered Shares and the Offered Securities, the listing and trading of the ADSs on the NYSE and the consummation of the transactions contemplated under the Transaction Documents, the Registration Statement and the General Disclosure Package are not and will not be, as of the date hereof and on the Closing Date, adversely affected by the M&A Rules and Related Clarifications. Except as disclosed in the General Disclosure Package, the M&A Rules and Related Clarifications do not require the Company to obtain the approval of the CSRC prior to the issuance and sale of the Offered Shares or the Offered Securities, the listing and trading of the ADSs on the NYSE and the consummation of the transactions contemplated under the Transaction Documents, the Registration Statement and the General Disclosure Package.

(iii) The choice of the laws of the State of New York as the governing law of the Transaction Documents is a valid choice of law under the laws of the Cayman Islands and the PRC and will be honored by courts in the Cayman Islands and the PRC. The Company has the power to submit, and pursuant to Section 19 of this Agreement and Section 7.6 of the Deposit Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York State and United States Federal court sitting in The City of New York (each, a “New York Court”) and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in any such court; and the Company has the power to designate, appoint and empower, and pursuant to Section 19 of this Agreement and Section 7.6 of the Deposit Agreement, has legally, validly, effectively and irrevocably designated, appointed and empowered, an authorized agent for service of process in any action arising out of or relating to the Transaction Documents, the General Disclosure Package, the Registration Statement, the ADS Registration Statement or the offering of the Offered Securities in any New York Court, and service of process in any manner permitted by applicable laws effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided herein or in the Deposit Agreement.

(jjj) None of the Company, any of the Controlled Entities or any of their respective properties, assets or revenues has any right of immunity, under the laws of the Cayman Islands, the PRC or the State of New York, from any legal action, suit or proceeding, the giving of any relief in any such legal action, suit or proceeding, set-off or counterclaim, the jurisdiction of any Cayman Islands, PRC, New York State or United States federal court, service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with the Transaction Documents; and, to the extent that the Company, any of the Controlled Entities or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Company and the Controlled Entities waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 19 of this Agreement and Section 7.6 of the Deposit Agreement.

(kkk) Any final judgment for a fixed sum of money rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon the Transaction Documents would be recognized and enforced by (A) Cayman Islands courts without re-examining the merits of the case under the common law doctrine of obligation; provided that (i) adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard, (ii) such judgments or the enforcement thereof are not contrary to the law, public policy, security or sovereignty of the Cayman Islands, (iii) such judgments were not obtained by fraudulent means and do not conflict with any other valid judgment in the same matter between the same parties and (iv) an action between the same parties in the same matter is not pending in any Cayman Islands court at the time the lawsuit is instituted in the foreign court; and (B) PRC courts, subject to compliance with relevant civil procedural requirements under the PRC Civil Procedures Law. It is not necessary that the Transaction Documents, the Registration Statement, the General Disclosure Package, the Final Prospectus or any other document be filed or recorded with any court or other authority in the Cayman Islands or the PRC.

(lll) The Company has not distributed and will not distribute, prior to the later of the latest Closing Date and the completion of the Underwriters’ distribution of the Offered Securities, any offering material in connection with the offering and sale of the Offered Securities, other than any preliminary prospectus, the Final Prospectus, any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with this Agreement and any General Use Issuer Free Writing Prospectus set forth on Schedule C(1) hereto.

(mmm) There are no affiliations or associations between (i) any member of FINRA and (ii) the Company or any of the Company’s officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was first submitted to the Commission.

(nnn) Any certificate signed by any officer or director of the Company and delivered to the Representatives or counsel for the Underwriters as required or contemplated by this Agreement shall constitute a representation and warranty hereunder by the Company, as to matters covered thereby, to each Underwriter.

2.2 The Selling Shareholder represents and warrants to, and agrees with, each of the Underwriters and the Company that:

(b) No Governmental Authorizations are required for the deposit of the Offered Shares being deposited with the Depositary against issuance of the ADRs evidencing the ADSs to be delivered at each Optional Closing Date, for the sale and delivery of the Offered Securities to be sold by the Selling Shareholder hereunder and for the execution and delivery by the Selling Shareholder of this Agreement, and for the sale and delivery of the ADSs to be sold by the Selling Shareholder hereunder, except for the registration of the Shares and the ADSs under the Act, and any filings required under Rule 424 of the Act; and the Selling Shareholder has full legal right, power and authority (corporate and other) to enter into this Agreement, and to sell, assign, transfer and deliver the Offered Securities to be sold by the Selling Shareholder hereunder;

(c) The sale of the Offered Securities to be sold by the Selling Shareholder hereunder, the deposit of the Offered Shares by the Selling Shareholder with the Depositary against issuance of the ADRs evidencing the ADSs to be delivered by the Selling Shareholder at each Optional Closing Date and the compliance by the Selling Shareholder with all of the provisions of this Agreement, the Deposit Agreement and the Power of Attorney and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Selling Shareholder is a party or by which the Selling Shareholder is bound, or to which any of the property or assets of the Selling Shareholder is subject, nor will such action result in any violation of the provisions of the constituent documents of the Selling Shareholder if the Selling Shareholder is a corporation, the partnership agreement of the Selling Shareholder if the Selling Shareholder is a partnership or any statute or any order, rule or regulation of any court or Governmental Agency having jurisdiction over the Selling Shareholder or the property of the Selling Shareholder;

(d) The Selling Shareholder has, and immediately prior to each Optional Closing Date will have, good and valid title to the Offered Shares to be represented by the ADSs to be sold by the Selling Shareholder hereunder at such Closing Date, free and clear of all liens, encumbrances, equities or claims; and, upon delivery of the Offered Securities representing such Offered Shares and payment therefor pursuant hereto, good and valid title to such Offered Securities, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters;

(e) The questionnaire containing certain information regarding the Selling Shareholder and the election form which sets forth the amount of Offered Shares the Selling Shareholder has elected to sell in the Offering (the “Questionnaire and Election Form”), completed by the Selling Shareholder and submitted to the Company by facsimile on or before             , 2013 does not and as of each applicable Closing Date will not contain any untrue statement of material fact nor does it omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and the Selling Shareholder’s election to sell the number of Offered Shares indicated in the Questionnaire and Election Form is valid and binding on the Selling Shareholder;

(f) The Selling Shareholder has duly authorized, executed and delivered to the Underwriters, an irrevocable Power of Attorney (the “Power of Attorney”), appointing the persons named therein as the Selling Shareholder’s attorneys-in-fact (the “Attorneys-in-Fact”), a Transfer Form (the “Transfer Form”) and a custody agreement (the “Custody Agreement”) between the Selling Shareholder and the Company, as the custodian (the “Custodian”); each of the Power of Attorney and the Custody Agreement constitutes a valid and binding obligation on the part of the Selling Shareholder, enforceable in accordance with its terms, subject as to enforceability, to bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors rights generally and to general principles of equity; the performance of the Power of Attorney and the Custody Agreement and the consummation of the transactions contemplated thereunder will not result in a breach or violation of any of the terms and provisions of or constitute a default under any bond, debenture, note or other evidence of indebtedness, or under any lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Selling Shareholder is a party or by which the Selling Shareholder, or any Offered Securities to be sold by the Selling Shareholder may be bound or, to the best of the Selling Shareholder’s knowledge after due inquiry, result in any violation of any law, order, rule, regulation, writ, injunction, judgment or decree of any Governmental Agency or body, domestic or foreign, having jurisdiction over the Selling Shareholder or over the properties of the Selling Shareholder; and the Selling Shareholder’s Attorneys, acting alone, is authorized to execute and deliver this Agreement and the certificate referred to in Section 8(r) hereof on behalf of the Selling Shareholder, to determine the purchase price to be paid by the several Underwriters to the Selling Shareholder as provided in Section 3 hereof, to authorize the delivery of the Offered Securities to be sold by the Selling Shareholder under this Agreement and to duly endorse (in blank or otherwise) the certificate or certificates representing such Offered Securities or a stock power or powers with respect thereto, to accept payment therefor, and otherwise to act on behalf of the Selling Shareholder in connection with this Agreement;

(g) All consents, approvals, authorizations and orders required for the execution and delivery by the Selling Shareholder of the Power of Attorney and the Custody Agreement, the execution and delivery by or on behalf of the Selling Shareholder of this Agreement and the sale and delivery of the Offered Securities by the Selling Shareholder under this Agreement (other than, at the time of the execution hereof (if the Registration Statement and the ADS Registration Statement have not yet been declared effective by the Commission), the issuance of the order of the Commission declaring the Registration Statement and the ADS Registration Statement effective) and such consents, approvals, authorizations or orders as may be necessary under state or other securities or blue sky laws have been obtained and are in full force and effect; and the Selling Shareholder has full legal right, power and authority to enter into and perform his obligations under this Agreement and such Power of Attorney and Custody Agreement, and to sell, assign, transfer and deliver the Offered Securities to be sold by the Selling Shareholder under this Agreement;

(h) Certificates in negotiable form for all Offered Securities to be sold by the Selling Shareholder under this Agreement, together with a stock power or powers duly endorsed in blank by the Selling Shareholder, have been placed in custody with the Custodian for the purpose of effecting delivery hereunder, subject to the terms of the Custody Agreement;

(i) The Offered Shares represented by the certificates held in custody for the Selling Shareholder by the Custodian are subject to the interests of the Underwriters hereunder; the arrangements made by the Selling Shareholder for such custody are to that extent irrevocable; the obligations of the Selling Shareholder hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Shareholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership or corporation, by the dissolution of such partnership or corporation, or by the occurrence of any other event; and if the Selling Shareholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership or corporation should be dissolved, or if any other such event should occur, before the delivery of the Offered Shares hereunder, certificates representing the Offered Shares shall be delivered by or on behalf of the Selling Shareholder in accordance with the terms and conditions of this Agreement and the Custody Agreement;

(j) This Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Shareholder; and to ensure the legality, validity, enforceability or admissibility into evidence of this Agreement in the PRC, Cayman Islands or the Selling Shareholder’s country or countries of citizenship or residence, it is not necessary that this Agreement be filed or recorded with any court or other authority in the PRC, Cayman Islands or the Selling Shareholder’s country or countries of citizenship or residence that any stamp or similar tax in the PRC, Cayman Islands or the Selling Shareholder’s country or countries of citizenship or residence be paid on or in respect of this Agreement or any other documents to be furnished hereunder;

(k) Neither the Selling Shareholder nor any of his affiliates, nor any person acting on his or their behalf has taken or will take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities;

(l) The Selling Shareholder has no reason to believe that the representations and warranties of the Company contained in Section 2.1 are not true and correct, is familiar with the Registration Statement, the General Disclosure Package and the Final Prospectus and has no knowledge of any material fact, condition or information not disclosed in the General Disclosure Package that has had, or may have, a Material Adverse Effect. The sale of the Offered Securities to be sold by the Selling Shareholder pursuant to this Agreement is not prompted by any material information concerning the Company or any of the Group Entities which is not set forth in the General Disclosure Package:

(m) The Selling Shareholder has not, prior to the execution of this Agreement, offered or sold any Offered Shares by means of any “prospectus” (within the meaning of the Act), or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Offered Securities, in each case other than the then most recent preliminary prospectus;

(n) The Registration Statement, the General Disclosure Package and Final Prospectus complied and, as then amended or supplemented, will comply with all applicable provisions of the Act and the rules and regulations of the Commission thereunder; the Registration Statement did not, as of its effective time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; at no time during the period that begins on the earlier of the date of such preliminary prospectus and the date such preliminary prospectus was filed with the Commission and ends at the time of purchase did or will any preliminary prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and at no time during such period did or will any preliminary prospectus, as then amended or supplemented, together with any combination of one or more of the then issued Issuer Free Writing Prospectuses, if any, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and at no time during the period that begins on the earlier of the date of the Final Prospectus and the date the Final Prospectus is filed with the Commission and ends at the later of the time of purchase, the latest additional time of purchase, if any, and the end of the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Offered Securities did or will the Final Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and at no time during the period that begins on the date of such Issuer Free Writing Prospectus and ends at the time of purchase did or will any Issuer Free Writing Prospectus include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(o) The Offered Securities to be sold by the Selling Shareholder, when issued and delivered against payment therefor, will be freely transferable by the Selling Shareholder to or for the account of the several Underwriters and (to the extent described in the Final Prospectus) the initial purchasers thereof; and there are no restrictions on subsequent transfers of such Offered Shares and ADSs under the laws of the PRC, Cayman Islands, the Selling Shareholder’s country or counties of citizenship or residence, Japan, Hong Kong or the United States except as described in the General Disclosure Package;

(p) No stamp or other issuance or transfer taxes or duties and no withholding taxes are payable by or on behalf of the Underwriters to the government of the PRC, Cayman Islands, the Selling Shareholder’s country or countries of citizenship or residence, Hong Kong or any political subdivision or taxing authority thereof or therein in connection with (A) the deposit with the Depositary of the Offered Shares by the Selling Shareholder against the issuance of ADRs evidencing the ADSs to be sold by the Selling Shareholder, (B) the sale and delivery by the Selling Shareholder of the Offered Securities to be sold by the Selling Shareholder to or for the respective accounts of the Underwriters or (C) the sale and delivery by the Underwriters of the Offered Securities to the initial purchasers thereof;

(q) All amounts payable by the Selling Shareholder under this Agreement shall be made free and clear of and without deduction for or on account of any taxes imposed, assessed or levied by the PRC, Cayman Islands, the Selling Shareholder’s country or countries of citizenship or residence, Hong Kong or any authority thereof or therein, nor are any taxes imposed in the PRC, Cayman Islands, the Selling Shareholder’s country or countries of citizenship or residence or Hong Kong, on or by virtue of the execution of this Agreement or the sale and delivery of the Offered Securities;

(r) There are no affiliations or associations between any member of the FINRA and the Selling Shareholder; none of the proceeds received by the Selling Shareholder from the sale of the Offered Securities to be sold by the Selling Shareholder hereunder will be paid to a member of the FINRA or any affiliate of (or person “associated with,” as such terms are used in the rules of the FINRA) such member;

(s) Other than this Agreement, there are no contracts, agreements or understandings between the Selling Shareholder and any person that would give rise to a valid claim against the Selling Shareholder or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the offer and sale of the Offered Securities;

(t) The Selling Shareholder is in compliance with any applicable SAFE Rules and Regulations, including without limitation, having completed or being in the process of completing any registration and other procedures required under applicable SAFE Rules and Regulations; and

(u) (A) Neither the Selling Shareholder nor any of his affiliates, employees, agents and directors and officers in the United States: (i) does any business with or involving the government of, or any person or project located in, any country targeted by any of the economic sanctions promulgated by any Executive Order issued by the President of the United States or administered by the OFAC or that is otherwise the subject of Sanctions; or (ii) supports or facilitates any such business or project, in each case other than as permitted under such economic sanctions; (B) the Selling Shareholder is not controlled (within the meaning of the Executive Orders or regulations promulgating such economic sanctions or the laws authorizing such promulgation) by any such government or person; and (C) the proceeds received by the Selling Shareholder from the sale of Offered Securities pursuant to this Agreement will not be used to fund any operations in, to finance any investments, projects or activities in, or to make any payments to, any country, or to make any payments to, or finance any activities with, any person targeted by any of such economic sanctions.

In addition, any certificate signed by the Selling Shareholder or by any representative of the Selling Shareholder and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Offered Securities shall be deemed to be a representation and warranty by the Selling Shareholder, as to matters covered thereby, to each of the Underwriters.

3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from each of the Company, at a purchase price of $         per ADS (the “Purchase Price”), that number of Firm Securities (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Firm Securities to be sold by the Company as the number of Firm Securities set forth in Schedule A hereto opposite the name of such Underwriter bears to the total number of Firm Securities.

The Company will deliver such number of Firm Securities as set forth in Schedule B to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment of the purchase price in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company at          A.M., New York City time, on             , 2013, or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “First Closing Date”. For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Firm Securities sold pursuant to the offering.

In addition, upon written notice from the Representatives given to the Company from time to time not more than 30 days subsequent to the date of the Final Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the Purchase Price per ADS. The Company and the Selling Shareholder agree to sell to the Underwriters the number of Optional Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the number of Firm Securities set forth opposite such Underwriter’s name bears to the total number of Firm Securities (subject to adjustment by the Representatives to eliminate fractions). No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Company.

Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representatives but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. Any such election to purchase Optional Securities shall be made in proportion to the maximum number of Optional Securities to be sold by the Company and the Selling Shareholder as set forth in Schedule B attached hereto. The Company and the Selling Shareholder will deliver the Optional Securities being purchased on each Optional Closing Date to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment of the purchase price therefor in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public upon the terms and conditions set forth in the Final Prospectus. It is further understood that the Offered Securities are to be offered to the public initially at US$            per ADS (the “Public Offering Price”).

5. Certain Agreements of the Company and the Selling Shareholder.

5.1 The Company agrees with the several Underwriters that:

(a) The Company agrees, until the 15th day after expiration of the Lock-Up Period, to notify the Representatives on or prior to the date on which the Company is no longer an “emerging growth company” as defined in Section 2(a)(19) of the Act;

(b) Unless filed pursuant to Rule 462(c) as part of the Additional Registration Statement in accordance with the next sentence, the Company will file the Final Prospectus, in a form approved by the Representatives, with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by the Representatives, subparagraph (4)) of Rule 424(b) not later than the earlier of (i) the second business day following the execution and delivery of this Agreement or (ii) the fifteenth business day after the Effective Time of the Initial Registration Statement. The Company will advise the Representatives promptly of any such filing pursuant to Rule 424(b) and provide satisfactory evidence to the Representatives of such timely filing. If an Additional Registration Statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of the execution and delivery of this Agreement, the Company will file the Additional Registration Statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York City time, on the day following the date of this Agreement or, if earlier, on or prior to the time the Final Prospectus is finalized and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by the Representatives.

(c) The Company will promptly advise the Representatives of any proposal to amend or supplement at any time the Initial Registration Statement, any Additional Registration Statement or any Statutory Prospectus and will not effect such amendment or supplementation without the Representatives’ consent; and the Company will also advise the Representatives promptly of (i) the effectiveness of any Additional Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement), (ii) any amendment or supplementation of a Registration Statement or any Statutory Prospectus, (iii) any request by the Commission or its staff for any amendment to any Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iv) the institution by the Commission of any stop order proceedings in respect of a Registration Statement or the threatening of any proceeding for that purpose, and (v) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(d) If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Representatives of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Representatives, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(e) As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its security holders an earnings statement covering a period of at least 12 months beginning after the Effective Time of the Initial Registration Statement (or, if later, the Effective Time of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act. For the purpose of the preceding sentence, “Availability Date” means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Time, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 120th day after the end of such fourth fiscal quarter.

(f) The Company will furnish to the Representatives copies of each Registration Statement, each related Statutory Prospectus, and, so long as a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act, the Final Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representatives request. The Final Prospectus shall be so furnished on or prior to 3:00 P.M., New York City time, on the business day following the execution and delivery of this Agreement. All other such documents shall be so furnished as soon as available.

(g) The Company will arrange for the qualification of the Offered Securities for sale under the securities laws of such jurisdictions as the Representatives designate in writing and will continue such qualifications in effect for a period reasonably required for the distribution; provided that, in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

(h) During the period of five years hereafter, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report of the Company filed with the Commission under the Exchange Act or mailed to shareholders, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on EDGAR, it is not required to furnish such reports or statements to the Underwriters.

(i) The Company will pay all expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to (i) all fees and expenses in connection with the preparation and filing of the Registration Statement (including financial statements and exhibits), the ADS Registration Statement, the Exchange Act Registration Statement, any preliminary prospectus, the General Disclosure Package, the Final Prospectus and any Free Writing Prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) the fees, disbursements and expenses of the Company’s counsels and accountants, (iii) all costs and expenses related to the transfer and delivery of the ADSs to the Underwriters, including any transfer or other taxes payable thereon, (iv) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Offered Securities under state or foreign securities laws and all expenses in connection with the qualification of the Offered Shares and the Offered Securities for offer and sale under state or foreign securities laws as provided in Section 5(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (v) all costs and expenses incident to listing the Offered Securities on the NYSE and any registration thereof under the Exchange Act, (vi) the costs and expenses of qualifying the Offered Securities for inclusion in the book-entry settlement system of the DTC, (vii) the cost of printing ADRs corresponding to the Offered Securities, (viii) the costs and charges of any transfer agent, registrar or depositary, (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Offered Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic roadshow, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (x) the document production charges and expenses associated with the printing and delivery of this Agreement, the agreement among Underwriters, any dealer agreements, any closing documents (including compilations thereof) and such other documents as may be required in connection with the offering, issuance, sale, purchase and delivery of the Offered Securities, and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), and (xi) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.

(j) The Company will indemnify and hold harmless the Underwriters against any withholding tax, goods and service tax, value added tax, business tax, documentary, stamp or similar issue tax, including any interest and penalties, on the creation, issue and sale of the Offered Securities and on the execution and delivery of this Agreement and on payment received by the Underwriters under this Agreement. All payments to be made by the Company hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made. This section 5(j) shall not apply to any taxes imposed on an Underwriter due to its connection with the taxing jurisdiction other than a connection arising solely as a result of the transaction contemplated in this Agreement, including taxes on net income.

(k) For the period specified below (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to its ordinary shares or ADSs, or any securities convertible into or exchangeable or exercisable for any of its ordinary shares or ADSs (“Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of the Representatives. except the issuance of ordinary shares or the grant of options to purchase ordinary shares under the Company’s share incentive plan existing on the date hereof, the issuance by the Company of Lock-Up Securities upon the exercise of an option or a warrant or the conversion of a security outstanding on the date hereof of which the Representatives have been advised in writing or which is otherwise described in the Final Prospectus, and the issuance of securities in connection with acquisitions made by the Company, provided that no more than 10% of the number of Ordinary Shares then outstanding are issued in connection with such acquisitions and provided, further, that the recipients receiving securities of the Company in connection with such acquisitions agree in writing with the Underwriters to the restrictions of this Section 5(k). The Lock-Up Period will commence on the date hereof and continue for 180 days after the date hereof or such earlier date that the Representatives consent to in writing.

(l) The Company will use its best efforts to maintain the listing of the Offered Securities on the NYSE.

(m) The Company will, on or prior to each Closing Date, deposit the Offered Shares with the Depository in accordance with the provisions of the Deposit Agreement and otherwise comply with the Deposit Agreement so that Firm Securities or Optional Securities, as the case may be, will be issued by the Depositary against receipt of such Offered Shares and delivered to the Underwriters at each Closing Date.

(n) If, during such period after the first date of the public offering of the Offered Securities as in the opinion of counsel for the Underwriters the Final Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Act) is required by law to be delivered in connection with sales by an Underwriter or dealer (the “Prospectus Delivery Period”), any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Prospectus in order to make the statements therein, in the light of the circumstances when the Final Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Final Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which Offered Securities may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon reasonable request, either amendments or supplements to the Final Prospectus so that the statements in the Final Prospectus as so amended or supplemented will not, in the light of the circumstances when the Final Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Act) is delivered to a purchaser, be misleading or so that the Final Prospectus, as amended or supplemented, will comply with applicable law.

(o) Upon reasonable request of any Underwriter in writing, the Company will furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, service marks and corporate logo for use on the website, if any, operated by such Underwriter solely for the purpose of facilitating the offering of the Offered Securities.

(p) The Company agrees that (i) it will not attempt to avoid any judgment applied or denied to it in a court of competent jurisdiction outside the Cayman Islands, (ii) following the consummation of the offering of the Offered Securities, it will use its best efforts to obtain and maintain all approvals required in the Cayman Islands to pay and remit outside the Cayman Islands all dividends declared by the Company and payable on the Ordinary Shares, if any, and (iii) it will use its best efforts to obtain and maintain all approvals required in the Cayman Islands for the Company to acquire sufficient foreign exchange for the payment of dividends, if any, and all other relevant purposes.

(q) The Company will comply with the SAFE Rules and Regulations, and will use its best efforts to cause its shareholders and option holders that are, or that are directly or indirectly owned or controlled by, PRC residents or PRC citizens, to comply with the SAFE Rules and Regulations applicable to them, including, without limitation, requesting each such shareholder and option holder to complete any registration and other procedures required under applicable SAFE Rules and Regulations.

(r) The Company agrees (A) to apply the net proceeds to the Company from the sale of the Offered Securities in the manner set forth under the heading “Use of Proceeds” in the Registration Statement, the General Disclosure Package and the Final Prospectus and to file such reports with the Commission with respect to the sale of the Offered Securities and the application of the proceeds therefrom as may be required by Rule 463 under the Act; (B) not to invest, or otherwise use the proceeds received by the Company from its sale of the Offered Securities in such a manner (i) as would require the Company or any of the Controlled Entities to register as an investment company under the Investment Company Act, and (ii) that would result in the Company being not in compliance with any applicable SAFE Rules and Regulations; and (C) not to, and cause the Controlled Entities not to, directly or indirectly, use the proceeds of the Offered Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or (B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise). Neither the Company nor the Controlled Entities has any material lending or other relationship with any bank or lending affiliate of any Underwriter and intends to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.

(s) The Company will comply with and will require the Company’s directors and executive officers, in their capacities as such, to comply with all applicable Securities Laws, rules and regulations, including, without limitation, Sarbanes-Oxley.

(t) The Company agrees not to, and to cause the Controlled Entities not to, take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Shares or the Offered Securities.

(u) The Company agrees not to facilitate any shareholder’s conversion of ordinary shares to ADSs during the Lock-Up Period and not to release the Depositary from the obligations set forth in, or otherwise amend, terminate or fail to enforce the Depositary Letter (as defined below) without the prior written consent of the Representatives during the Lock-Up Period; and the Company will cause each Company option holder that has not entered into a lock-up letter as contemplated by Section 7(n) to be subject to and comply with the restrictions set forth in the lock-up letter including (x) providing each such option holder notice of such restrictions immediately upon closing of the offering and (y) including a legend with respect to such restrictions on the certificates evidencing the Ordinary Shares to be issued to any such option holder upon exercise of the options during the Lock-Up Period.

(v) The Company will comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

(w) If the Representatives, in their sole discretion, agree to release or waive the restrictions set forth in a lock-up letter described in Section 7(n) hereof for an officer or director of the Company and provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit C hereto through a major news service at least two business days before the effective date of the release or waiver.

(x) The Company agrees not to, at any time at or after the execution of this Agreement, directly or indirectly, offer or sell any Offered Shares or Offered Securities by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Offered Shares or the Offered Securities, in each case other than the Final Prospectus.

(y) The Company agrees that in the event any of the shareholders of Qu Na Information is no longer a PRC citizen or has obtained citizenship or naturalization in any other jurisdiction, the Company will immediately (i) undertake and cause the transfer of shares of Qu Na Information owned by such shareholder to existing shareholders of Qu Na Information or such other persons who are PRC citizens and who do not have applications for naturalization pending in any other jurisdiction so as to comply with the terms of any Licenses necessary or material to the conduct of the business of the Company and the Controlled Entities as described in the Registration Statement, the General Disclosure Package and the Final Prospectus, (ii) cause the amendment and the execution and delivery of the relevant VIE Agreements so as to become valid and legally binding obligations of the parties thereto, enforceable in accordance with their terms, and (iii) to complete any required filing or registration with any person (including any Governmental Agency) pursuant to relevant PRC law, statutes or any order, rule or regulation of any PRC Governmental Agency and the VIE Agreements.

(z) In the event that the Selling Shareholder breaches his commitment to sell Offered Securities pursuant to the terms of this Agreement, the Company will sell to the Underwriters additional ADSs in the same number as the ADSs committed to be sold by the Selling Shareholder pursuant the terms of this Agreement but not sold by the Selling Shareholder.

(aa) The Company agrees to appoint Goldman Sachs (Asia) L.L.C. as the stabilization agent in connection with the offering and sale of the Offered Securities.

5.2 The Selling Shareholder agrees with each of the Underwriters:

(a) During the Lock-Up Period, the Selling Shareholder will not, without prior written consent of the Representatives, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale, lend or otherwise dispose, except as provided hereunder, (A) any ADSs or Ordinary Shares or securities of the Company that are substantially similar to the ADSs or Ordinary Shares, including but not limited to any options or warrants to purchase Ordinary Shares or any securities that are convertible into or exchangeable for, or that represent the right to receive, ADSs or Ordinary Shares or any such substantially similar securities; and (B) any ordinary shares of the subsidiaries or controlled affiliates or depositary shares or depositary receipts representing such ordinary shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, such ordinary shares or such depositary shares or depositary receipts or any such substantially similar securities (in each case other than pursuant to employee stock option plans existing on the date of this Agreement and which are described in the General Disclosure Package), without your prior written consent; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 15-day period following the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension; the Company will provide the Representatives and each shareholder subject to the Lock-Up Period pursuant to the lockup letters described in Section 7(s) with prior notice of any such announcement that gives rise to an extension of the Lock-up Period.

(b) Prior to each Optional Closing Date, to deposit, or cause to be deposited on their behalf, Offered Shares with the Depositary in accordance with the provisions of the Deposit Agreement and otherwise to comply with the Deposit Agreement so that ADRs evidencing ADSs will be executed (and, if applicable, countersigned) and issued by the Depositary against receipt of such Ordinary Shares and delivered to the Underwriters at such Optional Closing Date.

(c) Not to (and to cause its affiliates not to) take, directly or indirectly, any action which is designed to or which constitutes or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company or facilitate the sale or resale of the Offered Securities.

(d) To indemnify and hold each of the Underwriters harmless against any documentary, stamp or similar issuance or transfer taxes, duties or fees and any transaction levies, commissions or brokerage charges, including any interest and penalties, which are or may be required to be paid in connection with the creation, allotment, issuance, offer and distribution of the Offered Securities to be sold by the Selling Shareholder and the execution and delivery of this Agreement.

(e) Not, at any time at or after the execution of this Agreement, to offer or sell any Offered Securities by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Offered Securities, in each case other than the Final Prospectus.

(f) To pay or cause to be paid all taxes, if any, on the transfer and sale of the Offered Securities being sold by the Selling Shareholder to the Underwriters.

(g) To advise the Representatives promptly, and if requested by the Representatives, confirm such advice in writing, so long as a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Offered Shares or Offered Securities, of (A) any material change in the general affairs, management, financial condition, results of operations or prospects of the Company and the Controlled Entities, (B) any change in information contained in the Registration Statement, any preliminary prospectus, the Final Prospectus and any Issuer Free Writing Prospectuses, if any, relating to the Selling Shareholder or (C) any new material information relating to the Company or relating to any matter stated in the Registration Statement, any preliminary prospectus, the Final Prospectus and any Issuer Free Writing Prospectuses, if any, which comes to the attention of the Selling Shareholder.

(h) Not to use any of the proceeds received by the Selling Shareholder from the sale of the Offered Securities pursuant to this Agreement to fund any operations in, to finance any investments, projects or activities in, or to make any payments to, any country, or to make any payments to, or finance any activities with, any person, targeted by any of the economic sanctions promulgated by any Executive Order issued by the President of the United States or administered by the OFAC or that is otherwise the subject of Sanctions, or in any manner that is not in compliance with applicable laws, rules and regulations of any Governmental Agency having jurisdiction over the Selling Shareholder including, without limitation, the requirement for PRC residents or citizens to repatriate the net proceeds received by the Selling Shareholder into the PRC under the applicable regulation of the Ministry of Commerce and the State Administration of Foreign Exchange of the PRC.

(i) To use his best efforts to comply with any applicable SAFE Rules and Regulations, including without limitation, completing any registration and other procedures required under applicable SAFE Rules and Regulations.

(j) In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, the Selling Shareholder will deliver to the Representatives prior to or at the First Closing Date (as hereinafter defined) a properly completed and executed United States Treasury Department Form W-8BEN (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

6. Free Writing Prospectuses and Section 5(d) Communications. The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

The Company represents and agrees that, except where it has obtained prior consent of the Representatives, (i) it did not make any Section 5(d) Communications prior to the filing of the Initial Registration Statement and (ii) it has not made any written Section 5(d) Communications after the filing of the Initial Registration Statement; each Underwriter represents and agrees that, except where it has obtained prior consent of the Company and the Representatives, (i) it did not make any Section 5(d) Communications prior to the filing of the Initial Registration Statement and (ii) it has not made any written Section 5(d) Communications after the filing of the Initial Registration Statement; any written Section 5(d) Communication which has been consented to by the Company and the Representatives is listed on Schedule C(2) hereto. The Company and each of the Underwriters each represents and agrees that any Section 5(d) Communications undertaken by it were and will be with qualified institutional buyers as defined in Rule 144A under the Act.

7. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the condition that each of the Registration Statement, the ADS Registration Statement and the Exchange Act Registration Statement shall have become effective not later than [12:00 p.m.] (New York City time) on the date hereof and to the following additional conditions precedent:

(a) The representations and warranties of the Company and the Selling Shareholder contained in this Agreement and any certificates delivered pursuant to this Agreement shall be true and correct as of the Closing Date, and the Company and the Selling Shareholder shall have complied with all of the agreements, performed all of its obligations and satisfied all of the conditions hereunder on its part that are required to be complied with, performed or satisfied on or before the Closing Date.

(b) The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(b) hereof. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Representatives, shall be contemplated by the Commission.

(c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its Controlled Entities, taken as a whole, the effect of which in the sole judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Offered Securities on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement.

(d) There shall not be any litigation, proceedings, investigations, or administrative sanctions initiated or to the Company’s knowledge, threatened by any Governmental Agency or before any Governmental Agency, in each case with due authority, against or involving any party hereto, in the PRC or elsewhere, that seeks to declare the issuance and sales of the Offered Securities, the listing and trading of the ADSs on the NYSE or the transactions contemplated by the Transaction Documents to be non-compliant, unlawful or illegal.

(e) There shall not be any adverse legislative or regulatory developments in the PRC, including but not limited to the M&A Rules and Related Clarifications and laws, rules and regulations that would affect the validity and enforceability of the VIE Agreements, which in the sole judgment of the Representatives would make it inadvisable or impractical to proceed with the public offering or the delivery of the Offered Securities at the First Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated in this Agreement. There shall not be any litigation, proceedings, investigations, processes for administrative sanctions or other actions initiated or threatened by any Governmental Agency before any Governmental Agency, in each case with due authority, against or involving any party hereto, in the PRC or elsewhere, that seeks to declare non-compliance, unlawful or illegal, under PRC laws, rules and regulations, the VIE Agreements, the issuance and sales of the Offered Shares and ADSs, the listing and trading of the ADSs on the NYSE or the transactions contemplated by this Agreement and the Deposit Agreement the effect of which, in the judgment of the Representatives, makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Offered Securities on the Closing Date or the Optional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement.

(f) The Representatives shall have received letters, dated, respectively, the date hereof and each Closing Date, of Ernst & Young Hua Ming LLP, confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and substantially in form and substance satisfactory to the Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Final Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(g) The Representatives shall have received an opinion and disclosure letter, dated such Closing Date, of Davis Polk & Wardwell LLP, United States counsel for the Company, dated the Closing Date, in form and substance satisfactory to the Representatives.

(h) The Company shall have received an opinion from TransAsia Lawyers, PRC counsel for the Company, dated the Closing Date, in form and substance satisfactory to the Representatives. A copy of such opinion shall have been provided to the Representatives with consent from such counsel.

(i) The Representatives shall have received an opinion from Maples and Calder, Cayman Islands counsel for the Company, dated the Closing Date, in form and substance satisfactory to the Representatives.

(j) The Representatives shall have received an opinion from Davis Polk & Wardwell, Hong Kong counsel for the Company, dated the Closing Date, in form and substance satisfactory to the Representatives.

(k) The Representatives shall have received an opinion from United States counsel for the Selling Shareholder, in form and substance satisfactory to the Representatives.

(l) [Reserved]

(m) The Representatives shall have received from Simpson Thacher & Bartlett LLP, United States counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to such matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(n) The Representatives shall have received from Haiwen & Partners, PRC counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to such matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(o) The Representatives shall have received an opinion from White & Case LLP, counsel for the Depositary, in form and substance satisfactory to the Representatives

(p) The Representatives shall have received a certificate, dated such Closing Date, satisfactory to the Representatives, of an executive officer of the Company and a principal financial or accounting officer of the Company in which such officers shall state that: (i) the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date, (ii) no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge, are contemplated by the Commission, (iii) the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was timely filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) of Regulation S-T of the Commission, (iv) subsequent to the date of the most recent financial statements in the Registration Statement, the General Disclosure Package and the Final Prospectus, there has been no development or event having a Material Adverse Effect, or any development or event involving a prospective change that is reasonably likely to have a Material Adverse Effect except as set forth in the General Disclosure Package or as described in such certificate, and (v) such other matters as the Representatives may reasonably request.

(r) The Representatives shall have received a certificate, dated such Optional Closing Date, satisfactory to the Representatives, from an the Selling Shareholder in which the Selling Shareholder shall state that: (i) the representations and warranties of the Selling Shareholder in this Agreement are true and correct; the Selling Shareholder has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date, and (ii) such other matters as the Representatives may reasonably request.

(s) On or prior to the date hereof, the Representatives shall have received lock-up letters from each of the directors, executive officers, shareholders of the Company, and certain holders of share options of the Company listed in Schedule C each substantially in the form and substance set forth in Exhibit A.

(p) The Company and the Depositary shall have executed and delivered the Deposit Agreement and the Deposit Agreement shall be in full force and effect and the Company and the Depositary shall have taken all action necessary to permit the deposit of the Offered Shares and the issuance of the Offered Securities in accordance with the Deposit Agreement.

(q) The Depositary shall have furnished or caused to be furnished to the Representatives at such Closing Date, certificates satisfactory to the Representatives evidencing the deposit with it of the Offered Shares being so deposited against issuance of ADRs evidencing the Offered Securities to be delivered by the Company and the Selling Shareholder at such Closing Date, and the execution, countersignature (if applicable), issuance and delivery of ADRs evidencing such Offered Securities pursuant to the Deposit Agreement and such other matters related thereto as the Representatives may reasonably request.

(r) The Company shall have entered into a side letter agreement with the Depositary, substantially in the form and substance set forth in Exhibit B hereto (the “Depositary Letter”), instructing the Depositary, during the Lock-Up Period, not to accept any deposit by the persons specified therein of any Ordinary Shares in the Company’s ADR facility or issue any new ADRs evidencing the ADSs to any such person subject to the exceptions stated in the Depositary Letter or further instructions by the Company.

(s) FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting or other arrangements of the transactions contemplated hereunder.

(t) No Issuer Free Writing Prospectus, Statutory Prospectus or amendment or supplement to the Registration Statement, the ADS Registration Statement or the Final Prospectus shall have been filed to which the Representatives shall have objected in writing.

(u) The Offered Securities shall have been approved to be listed on the NYSE.

The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives may reasonably request.

If any condition (whether a condition to the obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date or to purchase and pay for the Optional Securities on each Optional Closing Date) specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement shall be deemed terminated by the Company and the Selling Shareholder, as applicable, at any time at or prior to the First Closing Date or such Optional Closing Date, as the case may be, unless as otherwise provided, and such termination shall be without liability of any party to any other party except as provided in Section 11.

Notwithstanding the immediately preceding paragraph, the Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

8. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Underwriter and its affiliates, such Underwriter and affiliates’ respective partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus any Issuer Free Writing Prospectus, or any written Section 5(d) Communication, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of or are based upon the Directed Share Program, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(c) hereof.

The Company further agrees to indemnify and hold harmless the Designated Underwriters and their affiliates and each person, if any, who controls the Designated Underwriters within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act (the “Designated Entities”), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) arising out of or based upon the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase, or (iii) arising out of, related to, or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the willful misconduct or gross negligence of the Designated Entities.

(b) The Selling Shareholder will indemnify and hold harmless each Indemnified Party against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus any Issuer Free Writing Prospectus, or any written Section 5(d) Communication, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of or are based upon the Directed Share Program, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred, provided however, the Selling Shareholder will only be liable to the extent such losses, claims, damages or liabilities, action, litigation, investigation or proceeding arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any such documents in reliance upon and in conformity with information furnished to the Company or the Underwriters by the Selling Shareholder.

(c) Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement, the Selling Shareholder and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”) against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, or other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement at any time, any Statutory Prospectus at any time, the Final Prospectus, any Issuer Free Writing Prospectus, or any written Section 5(d) Communication, or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of: (A) the fourth, fifth and sixth sentences in the first paragraph relating to the addresses of the Representatives, (B) the third paragraph under the caption “Underwriting” concerning the terms of the offering by the Underwriters, (C) the fifteenth and sixteenth paragraphs under the caption “Underwriting” concerning stabilization, short positions and penalty bids by the Underwriters, and (D) the nineteenth paragraph under the caption “Underwriting” concerning sales to discretionary accounts by the Underwriters.

(d) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to the last paragraph in Section 8(a) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for the Designated Underwriters for the defense of any losses, claims, damages and liabilities arising out of the Directed Share Program, and all persons, if any, who control the Designated Underwriters within the meaning of either Section 15 of the Act of Section 20 of the Exchange Act. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(e) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholder on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholder on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholder on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Shareholder bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholder on the one hand or the Underwriters on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Offered Securities purchased by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint. The Company, the Selling Shareholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(d).

(f) The obligations of the Company and the Selling Shareholder under this Section 8 shall be in addition to any liability which the Company and the Selling Shareholder may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act and to each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and the Selling Shareholder and to each person, if any, who controls the Company or the Selling Shareholder within the meaning of the Act.

9. Termination. The Underwriters may terminate this Agreement by notice given by the Representatives to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date, (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the NYSE, the American Stock Exchange, the NASDAQ Global Select Market, or The Stock Exchange of Hong Kong Limited, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States, the Cayman Islands, Hong Kong or the PRC shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by United States Federal, New York State, Cayman Islands, Hong Kong or the PRC authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in the discretion of the Representatives, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the discretion of the Representatives, impracticable to proceed with the offer, sale or delivery of the Offered Securities on the terms and in the manner contemplated in the Registration Statement, the General Disclosure Package or the Final Prospectus.

10. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Company and the Selling Shareholder for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives, the Company and the Selling Shareholder for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company, except as provided in Section 11 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

11. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers, the Selling Shareholder, and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company, the Selling Shareholder or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 10 hereof, the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, and the respective obligations of the Company, the Selling Shareholder and the Underwriters pursuant to Section 8 hereof shall remain in effect. In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.

12. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives, Goldman Sachs (Asia) L.L.C., at 68th Floor, Cheung Kong Center, 2 Queen’s Road Central, Hong Kong, facsimile number: +852 2978-0440, Attention: General Counsel, and Deutsche Bank Securities Inc., at 60 Wall Street, New York, NY 10005 United States, facsimile number: +1 (212) 797-9344, Attention: Equity Capital Market Syndicate; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 17th Floor, Viva Plaza, Building 18, Yard 29, Suzhou Street, Haidian District, Beijing 100080, PRC, Attention: Sam Hanhui Sun; or if sent to the Selling Shareholder, will be mailed, delivered or telegraphed and confirmed to the Selling Shareholder c/o                 ; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

14. Representation. The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives will be binding upon all the Underwriters.

15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

16. Absence of Fiduciary Relationship. The Company and the Selling Shareholder acknowledge and agree that:

(a) The Representatives have been retained solely to act as underwriters in connection with the sale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company and the Selling Shareholder, on the one hand, and the Representatives, on the other, has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Representatives have advised or is advising the Company or the Selling Shareholder on other matters;

(b) The price of the Offered Securities set forth in this Agreement was established by or on behalf of the Company and the Selling Shareholder following discussions and arms-length negotiations with the Representatives and the Company and the Selling Shareholder are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) Each of the Company and the Selling Shareholder has been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representatives have no obligation to disclose such interests and transactions to the Company or the Selling Shareholder by virtue of any fiduciary, advisory or agency relationship; and

(d) Each of the Company and the Selling Shareholder waives, to the fullest extent permitted by law, any claims it may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representatives shall have no liability (whether direct or indirect) to the Company or the Selling Shareholder in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company or the Selling Shareholder, including its shareholders, employees or creditors.

17. Currency. The obligation of the Company and Selling Shareholder pursuant to this Agreement in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, each of the Company and the Selling Shareholder agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company or the Selling Shareholder an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder.

18. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

19. Applicable Law and Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. Each of the Company and the Selling Shareholder hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the Company and the Selling Shareholder irrevocable and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in the City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. Each of the Company and the Selling Shareholder irrevocably appoint Law Debenture Corporate Services Inc., as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company and the Selling Shareholder by the person serving the same to the address provided in Section 12, shall be deemed in every respect effective service of process upon the Company or the Selling Shareholder in any such suit or proceeding. Each of the Company and the Selling Shareholder further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement. Each of the Company and the Selling Shareholder irrevocably waives, to the fullest extent permitted by law, any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby

If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Company, the Selling Shareholder and the several Underwriters in accordance with its terms.

Very truly yours,

QUNAR CAYMAN ISLANDS LIMITED

By:
Name:
Title:

The Selling Shareholder named in Schedule B attached hereto

By:
Name:
Title:
As Attorney-in-Fact acting on behalf of the Selling Shareholder named in Schedule B attached hereto

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

GOLDMAN SACHS (ASIA) L.L.C.

By:
Name:
Title:

DEUTSCHE BANK SECURITIES INC.

By:
Name:
Title:

Acting on behalf of themselves and as the Representatives of the several Underwriters.

SCHEDULE A

Underwriter	Total Number of Firm Securities to be Purchased	Number of Optional Securities to be Purchased if Maximum Option Exercised
Goldman Sachs (Asia) L.L.C.
Deutsche Bank Securities Inc.
Stifel, Nicolaus & Company, Incorporated
China Renaissance Securities (Hong Kong) Limited

Total	11,111,000	1,666,650

SCHEDULE B

	Total Number of Firm Securities to be Sold	Number of Optional Securities to be Sold if Maximum Option Exercised
The Company	11,111,000	1,501,800

The Selling Shareholder:
Michael Tong	—	164,850

Total	11,111,000	1,666,650

SCHEDULE C

(1). General Use Free Writing Prospectuses (included in the General Disclosure Package)

“General Use Issuer Free Writing Prospectus” includes each of the following documents:

[i.	Final term sheet, dated [, a copy of which is attached hereto].]

ii.	[list other documents]

(2). Section 5(d) Communications

[—]

(3). Limited use Issuer Free Writing Prospectus

[None]

Exhibit A

LOCK-UP AGREEMENT

Goldman Sachs (Asia) L.L.C.

68th Floor, Cheung Kong Center,

2 Queen’s Road Central,

Hong Kong

Deutsche Bank Securities Inc.

60 Wall Street,

New York, NY 10005,

United States

As Representatives of the Several Underwriters named in Schedule A attached to the Underwriting Agreement

Ladies and Gentlemen:

The undersigned understands that you, as representatives (the “Representatives”), propose to enter into an underwriting agreement (the “Underwriting Agreement”) on behalf of the several underwriters named in Schedule A to such agreement (collectively, the “Underwriters”), with Qunar Cayman Islands Limited, a company incorporated in the Cayman Islands (the “Company”), and certain other parties named in such agreement, providing for a public offering (the “Offering”) of American Depositary Shares (the “ADSs”) representing Class B ordinary shares of the Company, par value US$0.001 per share (the “Ordinary Shares”), pursuant to a registration statement on Form F-1 (File No. 333-191459) (the “F-1 Registration Statement”) and a Registration Statement on Form F-6 (File No. 333-        ) filed with the U.S. Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriters to offer and sell the ADSs, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby agrees that during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of directly or indirectly, any Ordinary Shares or ADSs, except for the ADSs sold by the undersigned under the Underwriting Agreement, if any, or securities convertible into or exchangeable or exercisable for such Ordinary Shares or ADSs, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares, ADSs or any securities of the Company that are substantially similar to the ADSs or Ordinary Shares of the Company, or any options or warrants to purchase any ADSs or Ordinary Shares of the Company, or any securities convertible into, exchangeable for or that represent the right to receive ADSs or Ordinary Shares of the Company, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Shares”), whether any such aforementioned transaction is to be settled by delivery of Ordinary Shares or ADSs or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of the Representatives; provided, however, that the foregoing restrictions shall not apply to transactions relating to ADSs acquired in open market transactions after the completion of the Offering, provided that no filing under Rule 144 of the Securities Act of 1933, as amended, shall be required in connection with such subsequent sales of ADSs acquired in such open market transactions. The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Ordinary Shares or ADSs would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Ordinary Shares or ADSs.

In addition, the undersigned agrees that, without the prior written consent of the Representatives, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Ordinary Shares or ADSs or any security convertible into or exercisable or exchangeable for Ordinary Shares or ADSs.

The Lock-Up Period will commence on the date of this Lock-Up Agreement and continue and include the date 180 days after the public offering date set forth on the final prospectus (the “Final Prospectus”) used to sell the ADSs (the “Public Offering Date”) pursuant to the Underwriting Agreement.

Any Ordinary Shares or ADSs granted to the undersigned or received upon exercise of options granted to the undersigned will also be subject to this Agreement. Notwithstanding the foregoing, a transfer of Ordinary Shares or ADSs may be made as a bona fide gift, or through will or intestacy, or to an immediate family member or trust or entity beneficially owned and controlled by the undersigned, and for institutional shareholders, a transfer of Ordinary Shares or ADSs to a partner, member or an “affiliate” of the undersigned, as such term is defined under the Securities Act of 1933, as amended, provided that the transferee agrees to be bound in writing by the terms of this Agreement prior to such transfer, any such transfer shall not involve a disposition for value and no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended, shall be required or shall be voluntarily made in connection with such transfer. A transfer of Ordinary Shares or ADSs may also be made with the prior written consent of the Representatives on behalf of the Underwriters. In addition, the exercise of any of the undersigned’s rights to acquire Ordinary Shares upon the exercise or vesting, as the case may be, of options that were granted under the Company’s 2007 Share Plan, as amended, and outstanding as of the date of the Final Prospectus will not be subject to this Agreement (it being understood that any subsequent sale, transfer or disposition of any Ordinary Shares issued upon exercise of such options under the Incentive Plans shall be subject to the restrictions set forth in this Agreement). Furthermore, Ordinary Shares sold or tendered to the Company by the undersigned or withheld by the Company for tax withholding purposes in connection with the vesting of equity awards that are subject to a taxable event upon vesting will not be subject to this Agreement.

If the undersigned is an officer or director of the Company, (i) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Ordinary Shares, the Representatives will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

In furtherance of the foregoing, the Company and its transfer agent and registrar for the Ordinary Shares and ADSs are hereby authorized to decline to make any transfer of Ordinary Shares or ADSs if such transfer would constitute a violation or breach of this Agreement.

This Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Agreement shall lapse and become null and void if (i) the Underwriting Agreement is not executed within three months of the date of this Agreement, (ii) the Representatives, on behalf of the Underwriters, advise the Company, or the Company advises the Representatives, in writing, prior to the execution of the Underwriting Agreement, that they have or it has determined not to proceed with the Offering, (iii) if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the ADSs to be sold thereunder, or (iv) the Company files an application to withdraw, and the SEC consents to the withdrawal of, the F-1 Registration Statement. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signature page follows]

Very truly yours,

(Name)

(Address)

Exhibit B

DEPOSITARY INSTRUCTION LETTER

Deutsche Bank Trust Company Americas

60 Wall Street

New York, NY 10005

United States

Ladies and Gentlemen:

Reference is made to the Deposit Agreement dated as of             , 2013 among Qunar Cayman Islands Limited (the “Company”), Deutsche Bank Trust Company Americas, as depositary (the “Depositary”), and holders and beneficial owners of the American Depositary Shares (“ADSs”) issued thereunder (the “Deposit Agreement”). Any capitalized term used but not defined herein shall have the meaning ascribed to it in the Deposit Agreement.

Pursuant to the Deposit Agreement, the Company hereby instructs the Depositary, for a period beginning from             , 2013, which is the date of the prospectus in relation to the public offering of the ADSs, and continuing to and including the date 180 days thereafter (the “Lock-Up Period”), not to accept any deposit of any shares in the Company’s ADS facility, or issue any new ADSs evidencing any deposit of shares or take any measures to establish any additional ADS facility for any other securities relating to the Company. For avoidance of doubt, this instruction letter shall not affect the right of ADS holders to cancel their ADSs, withdraw the underlying Shares and/or re-deposit such Shares pursuant to General Instructions of Form F-6.

This lock up letter shall termination upon the expiration of the Lock-Up Period. The Company confirms that this lock up letter shall not be amended or revoked without the prior written consent of the representatives of the underwriters, as set forth in the Underwriting Agreement for the Company’s initial public offering of ADSs.

[Signature page follows]

QUNAR CAYMAN ISLANDS LIMITED

By:
Name:
Title:

Exhibit C

FORM OF PRESS RELEASE

[DATE]

Qunar Cayman Islands Limited (the “Company”) announced today that it is notified that Goldman Sachs (Asia) L.L.C., Deutsche Bank Securities Inc. and Stifel, Nicolaus & Company, Incorporated, the joint book-running managers in the Company’s recent public sale of          American Depositary Shares (“ADSs”), representing          Class B ordinary shares of the Company, are [waiving][releasing] a lock-up restriction with respect to          Class B ordinary shares of the Company held by [certain officers or directors] [an officer or director] of the Company. The [waiver][release] will take effect on             , 20    , and the Class B ordinary shares may be deposited with [DEPOSITARY’S NAME] on or after such date in exchange for ADSs and such ADSs may be sold.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

60